SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

POTLATCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐
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Notes:

POTLATCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2002

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

POTLATCH CORPORATION 601 West Riverside Ave., Suite 1100 Spokane, Washington 99201

April 8, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Potlatch Corporation will be held at the Hotel Lusso, North One Post Street, Spokane, Washington, on Wednesday May 15, 2002, at 8:00 a.m. local time.

We are holding this meeting to:

•	elect three directors to the Potlatch Board;

•	act upon a proposal to amend Potlatch’s Restated Certificate of Incorporation to reduce the size range of the Board of Directors;

•	If properly presented at the meeting, act on a stockholder proposal as described in this proxy statement;

•	ratify the selection of KPMG LLP as Potlatch’s independent auditor for 2002;

•	transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 19, 2002, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at the offices of Potlatch Corporation, 601 West Riverside Avenue, Suite 1100, Spokane, Washington, for ten days before the meeting.

Potlatch’s Proxy Statement, proxy card and 2001 Annual Report are being distributed to stockholders on or about April 11, 2002. Your vote is important. Please MARK YOUR VOTES, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting.

By	Order of the Board of Directors

MA	LCOLM A. RYERSE
Corporate Secretary

AUDIT COMMITTEE CHARTER	Appendix 1

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:
The Board of Directors of Potlatch Corporation is sending you this Proxy Statement in connection with our solicitation of proxies for use at Potlatch’s 2002 Annual Meeting of Stockholders. Certain directors, officers and employees of Potlatch and D.F. King & Co. (a proxy solicitor) also may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person.

Q:	Who is paying for this solicitation and the tabulation of votes?

A:
Potlatch will pay for the solicitation of proxies, including D.F. King’s fee of $8,000 plus out-of-pocket expenses, and will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Potlatch stock. Potlatch has also engaged Computershare Investor Services to act as the inspector of election and will reimburse reasonable charges and expenses related to the tabulation of votes.

Q:	Who can vote?

A:
Only those who owned common stock at the close of business on March 19, 2002, the record date for the Annual Meeting, can vote. If you beneficially owned common stock on the record date, you have either four votes or one vote per share for each proposal at the Annual Meeting.

Q:	How many votes per share do I have?

A:
For Proposal 2, the amendment of the Restated Certificate of Incorporation, you have one vote per share. For all other proposals, you have four votes per share for each share if you have owned the share continuously since March 1, 1998, or if you acquired it through Potlatch’s tax-qualified employee benefit plans or its dividend reinvestment plan. If you own your shares of common stock in “street” or “nominee” name, we assume that each of your shares has only one vote. To have four votes per share, you must prove that you have beneficially owned the shares continuously from March 1, 1998. You can do this by signing the certification on your proxy card. Potlatch may still require additional evidence of continuous ownership.

Q:	What does “beneficially owned” mean?

A:	Under the Securities and Exchange Commission’s definition, “beneficial ownership” of shares means shares over which a person has sole or shared voting or investment power.

Q:	How do I vote and can I revoke my proxy?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the envelope provided. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. If your shares are held in “street” or “nominee” name, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. You also may revoke your proxy at any time before the voting by giving the Corporate Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director, FOR the approval of the amendment of the Restated Certificate of Incorporation, AGAINST the stockholder proposal urging preparation of a report on Potlatch’s dividend policy, and FOR the ratification of the selection of independent auditor. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., toll-free at 1-800-714-3306.

Q:	What constitutes a quorum?

A:
On the March 19, 2002, record date, Potlatch had 28,370,063 shares of common stock, $1.00 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is, a majority of the total number of votes entitled to be cast) and one-third of the total number of shares outstanding on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be counted towards a quorum.

Q:	What vote is required for each proposal and how will votes be counted?

A:
The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required to approve Proposal 1, the election of the three nominees for director, and Proposal 3, the stockholder resolution, and to ratify Proposal 4, the selection of KPMG LLP as Potlatch’s independent auditor for 2002. The affirmative vote of eighty percent (80%) of the outstanding shares on the record date is required to approve Proposal 2, the proposal to amend the Restated Certificate of Incorporation to reduce the size range of the Board of Directors.

The inspector of election appointed for the Annual Meeting will tabulate affirmative, negative and withheld votes, abstentions and broker non-votes. Withheld votes and abstentions will have the same effect as negative votes; broker non-votes will have the same effect as negative votes for Proposal 2, the amendment of the Restated Certificate of Incorporation, but will not be counted in determining whether the other proposals have been approved.

Q:	Who may attend the Annual Meeting?

A:
All stockholders are invited to attend the meeting. Persons who are not stockholders may attend only if invited by the Board of Directors. If you own shares in “street” or “nominee” name, you must bring proof of ownership (e.g. a current broker’s statement) in order to be admitted to the meeting.

Q:	When are stockholder proposals for the 2003 Annual Meeting due?

A:
To be considered for inclusion in management’s proxy statement for Potlatch’s 2003 Annual Meeting of Stockholders, a stockholder proposal must be received at Potlatch’s offices no later than November 26, 2002. All stockholder proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Q:	What matters may be presented to the stockholders at an Annual Meeting?

A:	Potlatch’s By-laws specify the matters that may be presented to stockholders at an Annual Meeting as:

•	matters listed in the notice of meeting;
•	matters presented by the Board of Directors; and
•	matters properly presented by stockholders. See the next question.

Q:	If I did not submit a stockholder proposal to Potlatch by the deadline for inclusion in the proxy statement, how do I present matters to stockholders at an Annual Meeting?

A:
Under Potlatch’s By-laws, a stockholder must give written notice to the Corporate Secretary by February 1 of the matter to be presented at that year’s Annual Meeting. To present a matter at the 2002 Annual Meeting, the stockholder must have given written notice to the Corporate Secretary by February 1, 2002.

Q:	If any other matter is presented at the Annual Meeting, who has authority to vote on the matter?

A:
We do not expect any matters, other than those included in the proxy statement, to be presented at the 2002 Annual Meeting. If other matters are presented, the individuals named as proxies on your proxy card will have discretionary authority to vote your shares on the matter.

Q:	How do I recommend someone to be a nominee for Potlatch director?

A:
A stockholder may recommend nominees for director to the Nominating and Corporate Governance Committee of the Board of Directors by giving the Corporate Secretary a written notice by February 1 before the Annual Meeting. The notice must include the full name, age, business and residence addresses, and principal occupation or employment of the nominee. It must also include the number of shares of Potlatch common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, as amended, and the nominee’s written consent to the nomination and to serve, if elected.

PROPOSAL 1 – ELECTION OF DIRECTORS

Potlatch’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors until the 2005 Annual Meeting or until the end of the calendar year in which the director becomes 72.

The individuals named as proxies will vote the enclosed proxy FOR the election of all nominees unless you direct them to withhold your votes. Each of the nominees is now a member of the Board of Directors. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR each nominee.

Below are the names and ages of Potlatch’s ten directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election for a Three-Year Term Ending With the 2005 Annual Meeting of Stockholders

• Jerome C. Knoll
Age 59, a director since 2001. Vice President and a director of Genie Industries, Inc. (a manufacturer of aerial work platforms), since 1989, and its Chief Financial Officer from 1989 through April 2001, and Chairman and Chief Executive Officer of Marathon Industries, Inc. (a manufacturer of polyurethane products), since January 2000.

• Toni Rembe	Age 65, a director since 1975. A partner of Pillsbury Winthrop LLP (a law firm) since 1971. Also a director of SBC Communications Inc., and AEGON N.V.

• William T. Weyerhaeuser*
Age 58, a director since 1990. Chairman of Columbia Banking System, Inc. (a regional bank), since January 2001, Chairman of Eden Bioscience Corp. (an agriculture biotechnology company), since November 2001. Owner and Chairman of the Board of YCOM Networks (a telephone company) from 1984 through July 2000, Chairman and Chief Executive Officer of Rock Island Company (an investment company) from July 1994 through June 1998, and a Clinical Psychologist in Tacoma, Washington, from 1975 through December 1998. Also a director of Clearwater Management Company, Inc., and a trustee of the University of Puget Sound.

Directors Continuing in Office Until the 2003 Annual Meeting of Stockholders

• Boh A. Dickey	Age 57, a director since 2000. Retired; President, Chief Operating Officer and a director of SAFECO Corporation (an insurance and financial services company) from August 1996 to January 2001, and its Executive Vice President from January 1992 through August 1996. Also a Director of Certworld, Inc.

• Judith M. Runstad
Age 57, a director since 1999. Of counsel to Foster Pepper & Shefelman PLLC (a law firm) since January 1998, and a partner from 1978 to January 1998. Also a director of Wells Fargo & Co., and SAFECO Corporation.

• Frederick T. Weyerhaeuser*
Age 70, a director since 1960. Vice President and Secretary of Clearwater Investment Trust (a financial management company) since March 2000, its Chairman of the Board and Treasurer from April 1987 through March 1998, and Chairman of the Board and Treasurer of Clearwater Management Company (an investment advisor) from February 1987 through June 1996. Also a trustee of Clearwater Investment Trust, Minnesota Mutual Companies, Inc., Securian Holding Company, Securian Financial Group, Inc., and Minnesota Life Insurance Co.

Directors Continuing in Office Until the 2004 Annual Meeting of Stockholders

• Richard A. Clarke
Age 71, a director since 1985. Retired; Chairman of the Board of Pacific Gas and Electric Company (a public utility) from May 1986 through June 1995 and its Chief Executive Officer from May 1986 through June 1994. Also a director of CNF, Inc.

• Vivian W. Piasecki
Age 71, a director since 1992. Retired; Member of the Board of Overseers for the University of Pennsylvania School of Nursing from January 1991 through January 2000, and Member of the Board of the University of Pennsylvania Medical Center from January 1988 through January 2000.

• Gregory L. Quesnel
Age 53, a director since 2000. President, Chief Executive Officer and a director of CNF, Inc. (a supply chain logistics management company), since January 1998, its President and Chief Operating Officer from January 1997 through January 1998, and its Executive Vice President and Chief Financial Officer from January 1994 through January 1997.

• L. Pendleton Siegel	Age 59, a director since 1997. Our Chairman of the Board and Chief Executive Officer since May 1999. Our President and Chief Operating Officer from May 1994 to May 1999.

The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required for approval.

*	Dr. William T. Weyerhaeuser and Mr. Frederick T. Weyerhaeuser are first cousins.

Committees of the Board of Directors; Meetings

We have four standing committees.

The Audit Committee

•	Reviews with the independent auditor the Company’s annual audited financial statements, the auditor’s opinion on such statements, and scope of the next audit.

•	Nominates the independent auditor for consideration by the Board of Directors.

•	Reviews all relationships between the independent auditor and the Company and evaluates the effect this may have on the auditor’s objectivity and independence.

•	Reviews with the independent auditor and the internal auditor the adequacy of internal accounting and control systems.

•	Reviews with management and the independent auditor the current and emerging accounting and financial reporting requirements and practices.

•	Reviews the adequacy and appropriateness of the Audit Committee Charter.

As of February 1, 2002, the members were Boh A. Dickey (Chair), Richard A. Clarke, and Vivian W. Piasecki. The Audit Committee met two times in 2001.

The Executive Compensation and Personnel Policies Committee

•	Reviews annually and recommends to the Board of Directors our Chairman and Chief Executive Officer’s base salary and incentive awards.

•
Reviews annually the recommendations made by our Chairman and Chief Executive Officer on base salaries and incentive awards for certain senior officers and reviews the Company’s management succession plans.

•	Reviews the stock incentive plans and the Management Performance Award Plan and reviews compensation and benefit plans and practices, and recommends changes.

As of February 1, 2002, the members were Frederick T. Weyerhaeuser (Chair), Gregory L. Quesnel, Judith M. Runstad and William T. Weyerhaeuser. The Executive Compensation and Personnel Policies Committee met four times in 2001.

The Nominating and Corporate Governance Committee

•	Recommends nominees for election as directors and for service on committees of the Board and recommends the size of the Board of Directors.

•	Reviews compensation and retirement policies for directors, and recommends changes.

•	Reviews and makes recommendations on our corporate governance guidelines and other issues.

As of February 1, 2002, the members were Toni Rembe (Chair), Richard A. Clarke, Gregory L. Quesnel, Judith M. Runstad, and Frederick T. Weyerhaeuser. The Nominating and Corporate Governance Committee met four times in 2001.

The Finance Committee

•	Reviews and makes recommendations on financings and other financial matters.

As of February 1, 2002, the members were Boh A. Dickey (Chair), Toni Rembe, L. Pendleton Siegel and William T. Weyerhaeuser. The Finance Committee met five times in 2001.

STOCK OWNERSHIP

Beneficial Ownership of Directors and Named Executive Officers

This table shows the number of shares beneficially owned as of February 1, 2002, by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Potlatch knows of no single person, group of persons or institution that is the beneficial owner of more than 5% of the outstanding shares. The numbers of shares reported are based on data provided to us by the beneficial owners of the shares. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Right to Acquire (1)	Percent of Class	Common Stock Units (2)
Directors and Named Executive Officers
Richard A. Clarke	4,650	(3)	6,750	*	4,496
Boh A. Dickey	1,000		2,500	*	0
Jerome C. Knoll	0		0	*	0
Vivian W. Piasecki	137,106	(4)	6,750	*	11,821
Gregory L. Quesnel	0		2,500	*	0
Toni Rembe	3,612		6,750	*	7,289
Judith M. Runstad	5,315	(5)	6,250	*	0
L. Pendleton Siegel	26,406		237,550	*	5,083
Frederick T. Weyerhaeuser	1,158,215	(6)	6,750	4.1%	5,620
William T. Weyerhaeuser	821,641	(7)	6,750	2.9%	18,986
Richard L. Paulson	5,616		94,200	*	2,891
Phillip M. Baker	2,293		28,900	*	0
Craig H. Nelson	5,380		33,900	*	0
Richard K. Kelly	4,030		44,900	*	0

Directors and Executive Officers as a group (16 persons including those named above)	2,016,100	(8)	520,350	8.8%	56,615

*	Less than 1%.

(1)	Shares the directors and executive officers could acquire by exercising stock options within 60 days of February 1, 2002.

(2)
Common stock units as of February 1, 2002. These stock units are not actual shares of common stock and have no voting power. For directors other than Mr. Siegel, the units represent deferred directors’ fees and the vested portion of the common stock units received when the directors’ retirement plan was terminated in 1996. For Messrs. Siegel and Paulson, the units represent deferred Management Performance Award Plan incentive payments. Potlatch converts the units into cash and pays the person according to an election the person makes prior to deferring fees or incentives.

(notes continue on next page)

(3)	Includes 4,650 shares held jointly by Mr. Clarke and his spouse as to which Mr. Clarke shares voting and investment power.

(4)
Includes 4,220 shares held by Mrs. Piasecki’s spouse and 17,020 shares held by trusts where he is a trustee and shares voting and investment power. Mrs. Piasecki disclaims beneficial ownership of these 21,240 shares.

(5)	Includes 5,000 shares owned by Mrs. Runstad’s spouse.

(6)
Includes a total of 1,132,868 shares held by trusts of which Mr. Frederick T. Weyerhaeuser is a trustee. Mr. Weyerhaeuser holds sole voting and investment power for 166,956 shares, and shares voting and investment power for 965,912 shares held in such trusts. This total also includes 8,032 shares held by his spouse’s revocable trust. Mr. Weyerhaeuser disclaims beneficial ownership of all these shares, except a proportionate beneficial interest in a trust in which he is co-trustee and shares voting and investment power. Mr. Weyerhaeuser’s proportionate beneficial ownership in such shares is 403 shares.

(7)
Includes a total of 779,439 shares held by trusts of which Dr. William T. Weyerhaeuser is a trustee. Dr. Weyerhaeuser holds sole voting and investment power for 104,752 shares, and shares voting and investment power for 674,687 shares held in such trusts. This total also includes 2,700 shares held by his spouse and 2 shares held by a minor child. Dr. Weyerhaeuser disclaims beneficial ownership of all these shares.

(8)
Includes the shares stated in the table for each director and named executive officer without duplication of 166,272 shares attributable to both Mr. Frederick T. Weyerhaeuser and Dr. William T. Weyerhaeuser.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of Potlatch’s common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and Potlatch must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, Potlatch believes all persons subject to reporting filed the required reports on time in 2001.

COMPENSATION OF DIRECTORS AND THE  NAMED EXECUTIVE OFFICERS

This section describes the compensation for services to Potlatch in 2001, paid or payable to, or deferred for the accounts of, the directors, the Chief Executive Officer and each of the four other most highly compensated executive officers.

Compensation of Directors

Annual Compensation.    Each outside (non-employee) director receives a fixed annual fee of $24,000. Each outside director also receives a $1,200 fee for each meeting of the Board of Directors or a committee of the Board that the director attends in person or by telephone. In addition, each committee chair receives an additional fixed annual fee of $3,000. Directors may defer receiving any of these fees.

When a director elects to defer fees, he or she elects to have these fees credited with interest, or converted into common stock units. These common stock units are then credited with amounts equal to the dividends that are paid on the same amount of common stock.

During 2001, Potlatch paid to directors, or deferred on their behalf, a total of $403,200 in fees. Potlatch also reimbursed the directors for their reasonable out-of-pocket expenses in attending Board and committee meetings. The Board of Directors met eight times in 2000. Each director attended at least 75% of the total Board and applicable committee meetings.

Stock Options.    Under the Potlatch Corporation 2000 Stock Incentive Plan, Potlatch grants each outside director, in December of his or her first year as a director, a nonqualified stock option to purchase 5,000 shares of common stock. Each December after that, Potlatch grants each outside director an additional nonqualified stock option to purchase 2,500 shares of common stock. On December 6, 2001, Potlatch granted each outside director, except Jerome C. Knoll, a nonqualified stock option to purchase 2,500 shares of common stock at an exercise price of $28.68 per share. Mr. Knoll received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $29.32 on December 31, 2001, the effective date of his election by the Board of Directors. These options will vest in two equal installments on the first and second anniversaries of the grant date and will expire ten years after the grant date unless earlier terminated or exercised.

Compensation of the Named Executive Officers—Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Securities Underlying Options/SARs	All Other Compensation (3)
Name and Principal Position	Year	Salary (1)	Bonus (2)
L. Pendleton Siegel	2001	$576,070	$0	66,000	$24,195
Chairman of the Board and	2000	558,350	0	66,000	31,133
Chief Executive Officer	1999	487,795	182,900	60,000	27,443

Richard L. Paulson	2001	$410,080	$0	34,000	$17,223
President and	2000	396,900	0	34,000	20,857
Chief Operating Officer	1999	313,960	99,700	34,000	96,236

Phillip M. Baker	2001	$276,750	$0	13,000	$11,624
Vice President, Minnesota	2000	260,670	0	13,000	13,246
Pulp and Paper Division	1999	198,618	54,700	12,000	9,510

Craig H. Nelson	2001	$276,750	$0	13,000	$11,624
Vice President, Consumer	2000	245,495	0	13,000	12,398
Products and Paperboard Division	1999	181,750	49,700	5,800	9,545

Richard K. Kelly	2001	$275,650	$0	13,000	$11,577
Vice President,	2000	260,670	0	13,000	13,212
Wood Products Division	1999	206,290	53,900	13,000	10,462

(1)
This column represents the base salary paid to the named executive officers in the years shown. Salary increases for merit, if granted, occur on March 1 except in those years in which a promotion occurs. Messrs. Siegel, Paulson and Baker were each promoted to the positions shown during 1999, and Messrs. Nelson and Kelly were promoted to the positions shown during 2000. Each named executive officer received a salary increase as a result of their promotion.

The named executive officers received merit increases on March 1, 2001, in a range from 2.5 to 3.0 percent of their prior year’s base salary. None of the named executive officers will receive a merit increase in 2002 due to the implementation of a salary freeze for 2002.

(2)
Paid 80% in cash and 20% in common stock (or common stock units). When an executive officer defers bonus compensation, 20% (or more if the executive elects) is deferred in the form of common stock units. No bonuses were paid for 2000 and 2001 under the Management Performance Award Plan because Potlatch’s earnings did not meet the minimum requirements under the plan. The fair market value of the common stock awarded under the plan for 1999 was $37.0625 per share.

(3)	This column represents matching contributions by Potlatch under the Salaried Employees’ Savings Plan. Mr. Paulson’s 1999 amount includes $80,370 as relocation costs.

Option/SAR Grants in Last Fiscal Year

	Individual Grants (1)
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted To Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value (2)
L. Pendleton Siegel	66,000	14%	$28.68	12/6/2011	$661,320
Richard L. Paulson	34,000	7%	28.68	12/6/2011	340,680
Phillip M. Baker	13,000	3%	28.68	12/6/2011	130,260
Craig H. Nelson	13,000	3%	28.68	12/6/2011	130,260
Richard K. Kelly	13,000	3%	28.68	12/6/2011	130,260

(1)
These options were granted on December 6, 2001, and become exercisable for 50% of the shares on December 6, 2002, and for the remaining 50% on December 6, 2003. If a “change in control” of Potlatch occurs after June 6, 2002, all options become exercisable in full and would include stock appreciation rights.

(2)
This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses different market-related factors shown below to estimate the value of stock options. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive’s continued employment through the two-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

• Stock price at date of grant	= $28.68
• Option exercise price	= $28.68
• Option term	= 10 years
• Risk-free rate of return	= Based on 10-year U.S. Treasury Notes
• Company stock volatility	= Based on prior 3-year monthly stock price
• Company dividend yield	= 2.09%
• Calculated Black-Scholes Value	= $10.02 per option share

Aggregated Option/SAR Exercises in Last Fiscal Year, Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs At Fiscal Year-End (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
L. Pendleton Siegel	$0	$0	237,550	99,000	$0	$42,240
Richard L. Paulson	0	0	94,200	51,000	0	21,760
Phillip M. Baker	0	0	28,900	19,500	0	8,320
Craig H. Nelson	0	0	33,900	19,500	0	8,320
Richard K. Kelly	0	0	44,900	19,500	0	8,320

(1)	Based on Potlatch’s closing common stock price of $29.32 on December 31, 2001, as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal.

Other Employee Benefit Plans

Pension Plan Table.    This table shows the estimated annual pension benefits payable under Potlatch’s Salaried Employees’ Retirement Plan and Supplemental Benefit Plan at normal retirement date to a participant with the remuneration and years of credited service shown.

	Years of Credited Service
Remuneration	10	15	20	25	30	35	40	45
$ 200,000	$28,028	$42,042	$56,056	$70,070	$84,083	$98,097	$108,097	$118,097
400,000	58,028	87,042	116,056	145,070	174,083	203,097	223,097	243,097
600,000	88,028	132,042	176,056	220,070	264,083	308,097	338,097	368,097
800,000	118,028	177,042	236,056	295,070	354,083	413,097	453,097	493,097
1,000,000	148,028	222,042	296,056	370,070	444,083	518,097	568,097	618,097

Under the Retirement Plan and the Supplemental Benefit Plan, remuneration includes: 1) base salary, 2) bonus awards under the Management Performance Award Plan, and 3) any other incentive payments (excluding stock option gain), whether paid or deferred, and is set equal to the highest annual average of such amounts for any five-year period.

The plans recognize bonuses and incentives in the year paid. However, for participants required to retire no later than age 65, the plans calculate benefits as if the participant received a standard bonus award under the Management Performance Award Plan, even if the award was not paid. Benefits under the plans are computed as straight-life annuity amounts and are not subject to reduction by Social Security and other benefits.

The remuneration of the named executive officers (calculated as described above) for the most recent year was: Mr. Siegel, $938,998; Mr. Paulson, $628,375; Mr. Baker, $394,052; Mr. Nelson, $384,511; Mr. Kelly, $392,952. Although the calculated remuneration of the named executive officers includes a standard bonus award, none of the named executive officers received an award for 2000 and 2001 under the Management Performance Award Plan because Potlatch’s earnings did not meet the minimum requirements under the plan. The years of credited service for the named executive officers as of February 1, 2002, were: Mr. Siegel, 23; Mr. Paulson, 41; Mr. Baker, 16; Mr. Nelson, 23; Mr. Kelly, 26.

Severance Program for Executive Employees.    Under the Severance Program for Executive Employees, participants who are terminated for reasons other than misconduct, who resign within two years after a material diminution in compensation, benefits, assigned duties, responsibilities, privileges or perquisites, or who resign rather than relocate at Potlatch’s request can receive severance pay of up to 12 months’ base salary and benefits for the same period under Potlatch’s medical, dental, basic accidental death and dismemberment, and life insurance plans.

Participants who are terminated or resign under the circumstances described above after a “change in control” of Potlatch can receive severance pay of 2½ to 3 times base salary, plus standard bonus depending on the participant’s present position. Participants can also receive benefits for 2½ to 3 years under Potlatch’s medical, dental, disability, basic accidental death and dismemberment, and life insurance plans, and the value of their unvested benefits, if any, in the Salaried Employees’ Savings Plan, Retirement Plan and Supplemental Benefit Plan. Potlatch will offset any Federal excise and related income taxes payable on all payments received by participants. All principal officers, vice presidents and other designated employees are eligible to participate in the program.

Pursuant to a severance agreement with Mr. Baker, and in lieu of any benefits under any other severance program administered by Potlatch to which he may have been entitled, Mr. Baker can receive severance pay of an amount equal to 2½ times his base salary and standard bonus award, and benefits for up to 2½ years under Potlatch’s medical, dental and life insurance plans if, within 36 months after a sale of the Minnesota Pulp and Paper Division, Mr. Baker is terminated for reasons other than misconduct, resigns rather than relocate under certain conditions, or resigns after a material diminution in compensation, benefits, assigned duties and responsibilities. These severance benefits are subject to offset by any severance benefits paid to Mr. Baker by a purchaser of the Minnesota Pulp and Paper Division.

EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy

Our goal is to attract, retain and reward a highly competent and productive employee group. To do so, we try to provide a total compensation package that competes favorably with those offered within the paper and forest products industry, general industry and the geographic areas in which Potlatch operates. Our current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on an individual’s performance, Potlatch’s profits and the competitive marketplace. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the other named executive officers. We believe that what we pay under the Management Performance Award Plan is deductible because a participant must defer any payment that causes the participant’s compensation to exceed $1 million. For more than the past five years, no executive officer has had compensation subject to Section 162(m).

Our Executive Compensation and Personnel Policies Committee reviews executive compensation programs, policies and practices. The Committee’s principal responsibilities are to:

•	Annually review the compensation of our Chief Executive Officer and, subject to approval of the Board of Directors, determine any changes to be made to his compensation;

•	Annually review the recommendations made by our Chief Executive Officer as to compensation for certain senior officers; and

•	Review the Management Performance Award Plan and the stock incentive plans.

As part of its responsibilities, the Committee also periodically reviews our executive pay structure to make sure that our target and actual cash and incentive compensation programs are competitive. It does this by examining surveys of general industry and paper and forest products industry information on base salaries and short-term and long-term incentives prepared by an independent compensation consulting firm. These surveys include data from a broad base of general industry companies and from a base of paper and forest products companies. This latter base is broader than the S&P Paper & Forest Products Index. The Committee includes general industry surveys in its review because it believes that Potlatch competes for executive talent against a wider spectrum of companies than those in the paper and forest products industry. The Committee considers the median level of the market as adjusted for company size to be competitive.

Base Salary.    The base salary policy provides for compensation at competitive levels. We draw comparative data from independent, job-specific compensation surveys that, depending on participation and on the position under review, cover 50 paper and forest products companies, some of which are in the S&P Paper & Forest Products Index, and over 375 general industry companies. The Committee considers the median level of the market as adjusted for company size as competitive. Increases in executive base salary are based on these market factors and on the executive’s individual performance under a performance plan. These performance plans contain specific measures, both quantitative and qualitative, related to higher earnings, increased productivity, improved safety performance, and compliance with environmental requirements. Increases generally reflect established merit increase guidelines applicable to all salaried employees.

Management Performance Award Plan.    The Management Performance Award Plan provides the potential for annual incentives that are paid in a combination of cash and Potlatch common stock. We designed the plan to create an incentive for key employees, including the Chief Executive Officer and the other named executive officers, who are in a position to contribute to and therefore influence Potlatch’s annual profit performance on a return on equity (ROE) basis. The plan’s administrative rules do not permit awards unless Potlatch’s earnings meet specified minimum requirements. The plan also permits us to limit the amount or change the time and form of incentive payment if total awards exceed 4% of pre-tax earnings. Awards under the plan are based upon Potlatch’s financial performance, including its ROE, and the individual employee’s performance relative to performance plan targets for the year.

Stock Incentive Plans.    The purpose of the stock incentive plans is to further align employees’ interests with Potlatch’s long-term performance and, therefore, the long-term interests of the stockholders. We grant options to employees who are in the position to influence business results. We base target grants on specific gain objectives by responsibility level. The goal is to provide a grant opportunity at the median level of competitive practice as measured by a survey of long-term incentive grant practices among major industrial companies. We consider individual performance against performance plans and potential in determining the actual amount of the grant. Since the exercise prices provided in the options represent the fair market value of the common stock when granted, the options have no value unless the common stock price appreciates in the future. The options vest in 50% increments on the first and second anniversaries of the grant. Optionees may exercise their options using either cash or shares of Potlatch common stock.

2001 Company Performance

As noted, Potlatch’s financial performance is one of the factors considered in awarding Management Performance Award Plan awards, stock incentive grants, and in establishing base salaries. In 2001, Potlatch incurred a loss of $2.81 per share for a negative return on common stockholders’ equity (or ROE) of 9.8%, which was below the industry’s average ROE performance of negative 2.0% in 2001, as measured by a sample of 13 major forest products companies.*

2001 Executive Compensation

Potlatch’s executive compensation for 2001 consisted of only two elements: base salary and stock options under the stock incentive plans.

The Committee reviewed the recommended base salaries for Messrs. Paulson, Baker, Nelson, Kelly and other executive officers following the principles set forth above—namely, competitive levels and each individual’s performance against his performance plan. The Committee also considered each individual’s performance against his performance plan, and each individual’s potential, in recommending 2001 stock option grants. Potlatch did not pay any bonuses for 2001 under the Management Performance Award Plan because Potlatch’s earnings did not meet the minimum requirements under the plan.

*
The paper and forest products industry base we use for ROE comparison purposes consists of 13 major paper and forest products companies, a broader base than the eight companies that make up the S&P Paper & Forest Products Index. Using this base has in the past created a more challenging ROE comparison than the S&P Paper & Forest Products Index since it includes companies whose ROEs have on average exceeded the ROEs of the companies included in the S&P Paper & Forest Products Index.

2001 Chief Executive Compensation

The 2001 compensation of our Chairman and Chief Executive Officer, Mr. Siegel, similarly consisted of base salary and stock options under the stock incentive plans. In reviewing Mr. Siegel’s base salary, the Committee considered chief executive officer pay information for approximately 25 paper and forest products companies and over 300 general industry companies, along with the Company’s guidelines for salaried employees and Mr. Siegel’s performance against his performance plan. The Committee recommended, and the Board of Directors approved, an increase of 3.0% to Mr. Siegel’s 2001 base salary from his previous base salary, effective March 1, 2001. Based on the Committee’s assessment of Mr. Siegel’s individual performance, the Committee also granted Mr. Siegel options to purchase 66,000 shares of Potlatch common stock. Mr. Siegel did not receive a Management Performance Award Plan payment for the 2001 award year because Potlatch’s earnings did not meet the minimum requirements under the plan.

Th	e Executive Compensation and
Pe	rsonnel Policies Committee Members

Frederick T. Weyerhaeuser, Chair
Gregory L. Quesnel
Judith M. Runstad
William T. Weyerhaeuser

PERFORMANCE GRAPH

Comparison of Five-Year Total Returns*

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
S&P 500 Composite	$100	$135	$173	$207	$186	$163
S&P Paper & Forest Products	100	107	110	154	128	132
Potlatch Corporation	100	104	93	118	93	84

As of January 1, 2002, the S&P Paper & Forest Products index included Boise Cascade Corporation, Georgia Pacific Corporation, International Paper Company, Louisiana Pacific Corporation, Mead Corporation, Westvaco Corporation, Weyerhaeuser Company and Willamette Industries, Inc.

*	Assumes $100 was invested on December 31, 1996. Total return assumes quarterly reinvestment of dividends.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three outside (non-employee) directors, all of whom meet the New York Stock Exchange listing standards for director independence. The Committee is governed by a charter that is annually reviewed by the Committee and the Board of Directors. A copy of the current Audit Committee Charter is attached as Appendix 1.

The Committee is responsible for providing independent, objective oversight of Potlatch’s accounting functions and internal controls. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in its report, expresses an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles. During fiscal year 2001, the Committee met two times.

In connection with the audit process, the Committee obtained from the independent auditor, KPMG LLP, a formal written statement describing the non-audit relationships between KPMG LLP and Potlatch consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with KPMG LLP whether any relationships may affect KPMG LLP’s independence. The Committee also discussed with management, the internal auditor and the independent auditor, the quality and adequacy of Potlatch’s internal controls. The Committee reviewed with the independent auditor and the internal auditor their audit plans, audit scope, and identification of audit risks, and with the internal auditor reviewed and discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2001, with management and with KPMG LLP outside the presence of management. The Committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

Based on these reviews and discussions with management, KPMG LLP and the internal auditor, the Committee recommended to the Board that Potlatch’s 2001 audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Board approved this recommendation.

The Audit Committee Members

Boh A. Dickey, Chair
Richard A. Clarke
Vivian W. Piasecki

Fees Paid to Independent Auditor in 2001

The Audit Committee has considered and determined that the information technology and other non-audit services provided by KPMG LLP in fiscal year 2001 are compatible with the auditor’s independence. A summary of the fees paid to KPMG LLP for services in fiscal year 2001 appears below.

	Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees
KPMG LLP	$578,934	$0	$164,441

The non-audit services provided by KPMG LLP in fiscal year 2001 included $15,430 for consulting services with respect to tax matters, and substantially all the remaining amount covered the issuance of opinion letters in connection with the Company’s filings with the Securities and Exchange Commission.

PROPOSAL 2 – AMEND RESTATED CERTIFICATE OF INCORPORATION

We recommend a vote FOR this proposal.

Potlatch’s Restated Certificate of Incorporation currently provides that the authorized number of Directors shall be within a range of nine to twenty-one persons. The Board of Directors recommends adoption of an amendment to the Company’s charter to reduce the range to between seven and fifteen persons. The proposed amendment would not affect the current size of the Board, which would remain at ten directors.

The overall trend in corporate governance practice is toward smaller boards as a means of promoting dialogue between directors and increasing the board’s oversight of company activities. Recent surveys show that companies in the S&P Mid Cap Index, which includes Potlatch, average nine directors, down from an average of twelve directors ten years ago. The Board of Directors believes that reducing the range of the minimum and maximum number of directors to between seven and fifteen more closely approximates the current and foreseeable size of the Board, is consistent with corporate governance trends, and enhances the overall efficiency and effectiveness of the Board.

The first sentence of Article Ninth, Section A of Potlatch’s Restated Certificate of Incorporation currently provides that:

“The business and affairs of the corporation shall be managed by a Board of Directors consisting of not less than nine (9) nor more than twenty-one (21) persons.”

Potlatch’s Board of Directors has adopted a resolution proposing to amend the first sentence of Article Ninth, Section A to read as follows:

“The business and affairs of the corporation shall be managed by a Board of Directors consisting of not less than seven (7) nor more than fifteen (15) persons.”

The proposed amendment to the Restated Articles of Incorporation requires the approval of the holders of at least 80 percent of the outstanding shares of the Company. When voting on this proposal, you are entitled to one vote for each share that you own. If approved by the stockholders, the proposed amendment to the Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after approval at the Annual Meeting.

PROPOSAL 3 – STOCKHOLDER PROPOSAL

We recommend a vote AGAINST this proposal.

We have been notified that John Osborn, 2421 W. Mission Avenue, Spokane, WA 99201, who is the owner of 100 shares of common stock, intends to present the following proposal at the Annual Meeting:

“Resolved: That Shareholders urge the board to prepare a report that explains past and current dividend policy, and alternative plans for future dividends. This report should address the substantial ownership of Potlatch shares by members of the extended Weyerhaeuser family.

Stockholder’s Supporting Statement

“The proud history of many important companies begins with a small enterprise sustained when parent hands the reigns to a second generation. Such enterprises may grow with financing from creditors who will insist on repayment while not necessarily restricting a family company’s family interests. But it is convention that when companies tap the public market and sell equity securities, the company management demonstrates that the public investors will be served exclusive of family concerns.

“Potlatch descends from the efforts of 19th century legend Frederick Weyerhaeuser. While the company that now bears his name has followed the traditional model whereby a public company divorces itself largely from founding family ties, Potlatch remains readily identified with the Weyerhaeuser family. Descendants of the Weyerhaeuser family control a significant share of the equity, serve on its board, and have worked in staff positions in the past decades.

“Potlatch’s dividend policy deserves attention. Despite losses, it has continued to pay a dividend. Even when it has earned money, its dividend has occasionally exceeded earnings. Meanwhile, it has shuttered plants, and sought new loans. Potlatch management has noted. Dividends paid to Weyerhaeuser family members are also paid to independent shareholders, but this cash payment is draining equity. As the company noted in a 10q (11-13-01), “Stockholders’ equity declined $72.2 million, largely due to a net loss of $47.7 million and dividend payments of $28.9 million for the first nine months of 2001.”

“Any study of alternatives should take into account the interests of all shareholders.”

Board of Directors’ Statement Opposing Stockholder Proposal

This proposal requests that we prepare a report on Potlatch’s dividend policy and simultaneously address the beneficial ownership of Potlatch stock by one family of stockholders. We believe that the requested information is regularly disclosed in our public filings with the Securities and Exchange Commission (SEC).

Dividend Policy.    We publicly disclose an explanation of our dividend policy and we provide disclosure pertaining to expected future dividends in certain of our SEC filings. These disclosures specifically identify the factors we consider in determining the dividend policy and the quarterly dividend amounts. These disclosures will continue to be made in our public SEC filings pursuant to SEC rules.

Stock Ownership.    We believe that our dividend policy is sound and equally serves the interests of all stockholders.

Beneficial ownership of Potlatch stock by each director and certain executive officers is disclosed in this proxy statement, in accordance with SEC rules, in the table “Stock Ownership” on page six. SEC rules also require disclosure of any beneficial owner of more than five percent of the outstanding shares. As of the date of this proxy statement, we are aware of no such owners. Our ability to determine the beneficial ownership of any individual stockholder who is not a director, officer or holder of more than five percent of the outstanding shares of Potlatch stock is extremely limited, as substantially all stockholders hold their shares in street or nominee name (e.g. the name of their bank, broker, custodian or other fiduciary) and thus their identity is shielded.

For these reasons, we believe that the proposal would request the Board of Directors to expend time and resources unnecessarily, and we therefore recommend voting AGAINST the proposal.

The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required for approval.

PROPOSAL 4 – RATIFICATION OF THE SELECTION  OF INDEPENDENT AUDITOR

We recommend a vote FOR this proposal.

We selected KPMG LLP as the independent auditor for Potlatch for 2002 and recommend that the stockholders ratify the selection. If the stockholders do not ratify KPMG LLP, we will consider the selection of another independent auditor.

KPMG LLP and its predecessors, independent certified public accountants, have been the auditor for Potlatch for 50 years.

Representatives of KPMG LLP will be present at the Annual Meeting and available to answer questions. They will also have an opportunity to make a statement.

The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required for approval.

Appendix 1

AUDIT COMMITTEE CHARTER

March 1, 2002

WHEREAS, Section 141(c) of the Delaware General Corporation Law provides that the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of this Corporation; and

WHEREAS, the Board of Directors desires to comply with the requirements of the New York Stock Exchange (the “NYSE”) for audit committees as set forth in Section 303 of the NYSE Listed Company Manual (the “NYSE Manual”); and

WHEREAS, the Board of Directors desires to adopt and approve the following resolutions as the formal written Charter of the Audit Committee of the Board of Directors of this Corporation;

NOW, THEREFORE, BE IT RESOLVED, that an Audit Committee of three or more Directors, as determined by the Board, is designated to serve at the pleasure of the Board; and be it further

RESOLVED, that each member of the Committee shall be independent (as defined in Section 303 of the NYSE Manual) and financially literate (as such qualification is interpreted by the Board of Directors in its business judgment), and at least one member of the Committee shall have accounting or related financial management expertise (as the Board of Directors interprets such qualification in its business judgment); and be it further

RESOLVED, that a majority of the members of the Committee shall constitute a quorum. In the absence of a quorum, the member or members present at any meeting may by unanimous action appoint another member of the Board of Directors to act at the meeting in place of an absent or disqualified member, provided that the Director so appointed meets the same qualifications for Committee membership as the person she or he is replacing; and be it further

RESOLVED, that the Committee shall meet:

1.
to receive from and review with the Corporation’s independent auditors (a) the annual audited financial statements prior to filing with the Securities and Exchange Commission, (b) certain matters required to be communicated to the Committee in accordance with AICPA SAS 61, (c) the independent auditors’ opinion on the quality and appropriateness of the Corporation’s accounting principles, practices and judgments as applied in its financial reporting, and (d) such other matters as the Committee in its discretion may determine;

2.
if requested by the Corporation’s independent auditors, any Committee member or management, to review with management and the independent auditors the quarterly financial statements prior to filing or public distribution or the release of earnings;

3.	to review with the independent auditors the scope of the succeeding annual examination;

A-1

4.
on a periodic basis, to receive from and review with the Corporation’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation, to evaluate the possible effect on the auditors’ objectivity and independence resulting from any disclosed relationships or services, and to respond to the independent auditors’ report, if necessary, by recommending appropriate action to the full Board to satisfy itself of the independent auditors’ independence;

5.	to select, evaluate, and nominate the independent auditors each year for consideration by the full Board;

6.	to review with management and the independent auditors any observations and concerns regarding the Corporation’s accounting and internal control systems;

7.	to review with management and the Corporation’s independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company;

8.
to prepare annually a report to the stockholders of the Corporation as required by the Securities and Exchange Commission, which report shall be included in the Corporation’s annual meeting proxy statement;

9.
on an annual basis, to receive from and review with the Corporation’s internal audit department a report on its audit activities for the prior fiscal year and its planned audit activities for the current fiscal year; and

10.	on an annual basis, to review with management the Corporation’s Corporate Conduct and Ethics Policy and the implementation and effectiveness of compliance programs thereunder.

and be it further

RESOLVED, that the independent auditors are ultimately accountable to the Committee and the Board of Directors, and that the Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors; and be it further

RESOLVED, that annually the members of the Audit Committee shall review the adequacy and appropriateness of this Charter and present it to the full Board for approval; and be it further

RESOLVED, that this Audit Committee Charter will be published in the Corporation’s proxy statement at least once every three years.

A-2

PROXY
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POTLATCH CORPORATION

The undersigned hereby authorizes L. PENDLETON SIEGEL, RICHARD L. PAULSON and MALCOLM A. RYERSE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 15, 2002, or at any adjournment thereof.

1.	ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS:

☐    FOR all nominees listed below                                                           ☐    WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)                                                    for all nominees listed below

(INSTRUCTION:    To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
Jerome C. Knoll, Toni Rembe, William T. Weyerhaeuser

2.	AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE SIZE RANGE OF THE BOARD OF DIRECTORS.

3.	STOCKHOLDER PROPOSAL URGING PREPARATION OF A DIVIDEND POLICY REPORT.

4.	RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR

☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN

5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

(Continued and to be signed on other side)

(Continued from other side)

This proxy will be voted as directed but if not otherwise directed, FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

By signing below, the undersigned certifies that:

(i)	there has been NO change in the beneficial ownership of shares of Common Stock covered hereby from and including March 1, 1998; and

(ii) there	has been a change in the beneficial ownership (such as a purchase) of shares of Common Stock since that date.

If no certification is made, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all shares of Common Stock covered hereby subsequent to March 1, 1998.

Dated:	, 2002

PLEASE DATE, SIGN AND RETURN
(Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.)

Potlatch Corporation

601 W. Riverside Ave.
Suite 1100
Spokane, WA 99201
Telephone (509) 835-1500

April 8, 2002

Dear Bank, Broker or Nominee:

Under the Restated Certificate of Incorporation of Potlatch Corporation (the “Company”), stockholders who were the beneficial owners of shares of Common Stock on the record date for the upcoming meeting of stockholders and who have owned such shares continuously from and including March 1, 1998 will be entitled to four (4) votes per share for each such share upon submitting acceptable evidence of beneficial ownership to the Company. Stockholders who own shares of Common Stock in “street” or “nominee” name or through a broker, clearing agency, voting trustee, bank, trust company or other nominee are presumed to be entitled to exercise one (1) vote per share for each such share. To become entitled to four (4) votes per share, a stockholder must provide written proof that there has been no change in the beneficial ownership of his or her shares from and including March 1, 1998. Such proof must at least consist of a written certification in the form provided on the proxy.

In certain circumstances, the Company may rely on your representation with respect to the beneficial owners of shares of Common Stock of Potlatch Corporation held in your name who are entitled to exercise four (4) votes per share, provided that such beneficial owners have completed and returned to you for your records written certifications in the form provided on the proxy card as to their beneficial ownership and you have forwarded a summary of such voting information on the summary proxy card on the reverse side of this letter to Potlatch Corporation or its agent. However, the Company unconditionally reserves the right to review each and every written certification on any proxy card completed by a beneficial owner of shares of Common Stock of Potlatch Corporation to determine whether such beneficial owner is entitled to exercise the claimed four (4) votes per share.

Re	gards,

Ma	lcolm A. Ryerse
Corporate Secretary

PROXY                                                                                                                                                               PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes L. PENDLETON SIEGEL, RICHARD L. PAULSON and MALCOLM A. RYERSE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 15, 2002, or at any adjournment thereof.

	Shares as to which there has been NO change in beneficial ownership since March 1, 1998		Shares as to which there has been a change in beneficial ownership since March 1, 1998
	(Post number of shares not number of votes)		(Post number of shares not number of votes)
	For	Withhold	For	Withhold
1. ELECTIONOF THREE DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS:
Jerome C. Knoll	shs.	shs.	shs.	shs.
Toni Rembe	shs.	shs.	shs.	shs.
William T. Weyerhaeuser	shs.	shs.	shs.	shs.

	For	Against	Abstain	For	Against	Abstain
2. AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE SIZE RANGE OF THE BOARD OF DIRECTORS.	shs.	shs.	shs.	shs.	shs.	shs.
3. STOCKHOLDER PROPOSAL URGING PREPARATION OF A DIVIDEND POLICY REPORT.	shs.	shs.	shs.	shs.	shs.	shs.
4. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR.	shs.	shs.	shs.	shs.	shs.	shs.

Post only record position. Do not tabulate votes.

5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

This proxy will be voted as directed but if not otherwise directed, FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

If the summary voting table above is not completed, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all Common Shares covered hereby subsequent to March 1, 1998.

Dated:	, 2002

(Sign name exactly as imprinted hereon. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.)

PLEASE DATE, SIGN AND RETURN

Potlatch

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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Holder Account Number

C 1234567890 J N T

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example. A B C 1 2 3 X

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

	For	Withhold
01 - Jerome C. Knoll	☐	☐
02 - Toni Rembe	☐	☐
03 - William T. Weyerhaeuser	☐	☐

B Issues

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Signature 1	Signature 2	Date (dd/mm/yyyy)
		/ /

A604 1 U P X

001CD40001 007RPB

Proxy - Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May, 15, 2002
This proxy is solicited on behalf of the Board of Directors

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

007RQB

Potlatch Corporation

601 W. Riverside Ave.
Suite 1100
Spokane, WA 99201

LABEL BELOW FOR MIS USE ONLY!
PUTNAM 401(k)
POTLATCH SALARIED
ORIGINAL One-sided oversize 3/15/02 TD
JOYCE (856087)
REVIEW #1 3-21-02 KD

IMPORTANT

YOUR PROXY CARD IS
ENCLOSED IN
THIS ENVELOPE

MIS EDITS:    # OF CHANGES     /     PRF 1      PRF 2

OK TO PRINT AS IS*       *By signing this form you are authorizing MIS to print this form in its current state.

SIGNATURE OF PERSON AUTHORIZING PRINTING	DATE

PLEASE VOTE, SIGN AND RETURN PROMPTLY
The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

Ú  Please fold and detach card at perforation before mailing  Ú

POTLATCH CORPORATION
SAVINGS PLAN FOR HOURLY EMPLOYEES
CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR PROPOSALS 1, 2 and 4 AND AGAINST PROPOSAL 3.

IF YOU DO NOT RETURN THIS CARD, THE TRUSTEE MUST VOTE YOU PLAN SHARES IN THE SAME PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

Putnam Fiduciary Trust Company, Trustee:

You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Savings Plan for Hourly Employees at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 15, 2002, or at any adjournment thereof.

1.	ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS: Jerome C. Knoll, Toni Rembe, William T. Weyerhaeuser	FOR all nominees listed at left (except as marked to the contrary at left)	WITHHOLD AUTHORITY to vote for all nominees listed at left
	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)	☐	☐

		FOR	AGAINST	ABSTAIN
2.	AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE SIZE RANGE OF BOARD OF DIRECTORS.	☐	☐	☐	2
3.	STOCKHOLDER PROPOSAL URGING PREPARATION OF DIVIDEND POLICY REPORT.	☐	☐	☐	3
4.	RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR.	☐	☐	☐	4
5.	ON SUCH BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING

Dated: ___________________________, 2002
(Please sign exactly as name appears to the left)

Potlatch Corporation

601 W. Riverside Ave.
Suite 1100
Spokane, WA 99201

LABEL BELOW FOR MIS USE ONLY!
PUTNAM 401(k)
POTLATCH SALARIED
ORIGINAL One-sided oversize 3/15/02 TD
JOYCE (856086)
REVIEW #1 3-21-02 KD

IMPORTANT

YOUR PROXY CARD IS
ENCLOSED IN
THIS ENVELOPE

MIS EDITS:    # OF CHANGES     /     PRF 1      PRF 2

OK TO PRINT AS IS*       *By signing this form you are authorizing MIS to print this form in its current state.

SIGNATURE OF PERSON AUTHORIZING PRINTING	DATE

PLEASE VOTE, SIGN AND RETURN PROMPTLY
The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

Ú  Please fold and detach card at perforation before mailing  Ú

POTLATCH CORPORATION
SALARIED EMPLOYEES SAVINGS PLAN
CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR PROPOSALS 1, 2 and 4 AND AGAINST PROPOSAL 3.

IF YOU DO NOT RETURN THIS CARD, THE TRUSTEE MUST VOTE YOU PLAN SHARES IN THE SAME PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

Putnam Fiduciary Trust Company, Trustee:

You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Salaried Employees’ Savings Plan at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 15, 2002, or at any adjournment thereof.

1.	ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS: Jerome C. Knoll, Toni Rembe, William T. Weyerhaeuser	FOR all nominees listed at left (except as marked to the contrary at left)	WITHHOLD AUTHORITY to vote for all nominees listed at left
	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)	☐	☐

		FOR	AGAINST	ABSTAIN
2.	AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE SIZE RANGE OF BOARD OF DIRECTORS.	☐	☐	☐	2
3.	STOCKHOLDER PROPOSAL URGING PREPARATION OF DIVIDEND POLICY REPORT.	☐	☐	☐	3
4.	RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR.	☐	☐	☐	4
5.	ON SUCH BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING

Dated: ___________________________, 2002
(Please sign exactly as name appears to the left)